                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                       January 26, 1998
                       ----------------
       Date of Report (Date of Earliest Event Reported)


                        ONBANCorp. Inc.
                        ---------------
      (Exact Name of Registrant As Specified In Its Charter)


                           Delaware
                        ----------------
          (State Or Other Jurisdiction Of Incorporation)

      000-18011                           16-1345830
-----------------------         -------------------------------
(Commission File Number)       (IRS Employer Identification No.)


                     101 South Salina Street
                     Syracuse, New York 13202
                ------------------------------------
        (Address Of Principal Executive Offices) (Zip Code)

                         (315) 424-4400
                ------------------------------------
       (Registrant's Telephone Number, including Area Code)

                              NOT APPLICABLE
                ------------------------------------
   (Former Name Or Former Address, If Changed Since Last Report)

Item 5.  Other Events

     On January 26, 1998, ONBANCorp., Inc. (the "Company") announced its earnings for the fourth quarter and full year 1997. Attached is the press release issued by the "Company" on January 26, 1998.

                                                       FOR IMMEDIATE RELEASE
                                                       Issued: January 26, 1998


ANALYST CONTACT:                                       PRESS CONTACT:

Robert J. Berger, Senior VP                            Thomas Delduchetto
Treasurer and CFO                                      Senior Vice President
315-424-4575                                           315-424-4409

         ONBANCorp Reports 1997 Operating Earnings Per Share Increase of 20%

     Syracuse, New York - ONBANCorp, Inc. (NASDAQ: ONBK) reported earnings of $3.88 per common share (EPS) or $51.2 million for 1997, a 20% increase compared to $3.22 per common share for 1996 which was adjusted to exclude the effect of $5.1 million of significant one time items related primarily to government mandated deposit insurance and expenses associated with the thrift industry bailout last year. The stated earnings per common share for 1996 were $2.88. By eliminating the effects of these prior year significant one time items, the net income and associated rates of return as discussed on an adjusted basis reflect more relevant and consistent historical operating comparisons. Net Income for 1997 of $51.2 million compares to $43.0 million for 1996 or $48.1 million excluding one time charges in the prior year. Return on Average Equity (ROE) and Return on Average Assets (ROA) for 1997 were 15.3% and .94% compared to 12.8% and .90%, respectively, for 1996. Fourth quarter 1997 EPS of $1.10 were 25% greater than $.88 in the prior year period. Comparative ROA's and ROE's were 1.01% and 16.9% for fourth quarter 1997 compared to .92% and 13.7% for the prior year period. The above earnings per share amounts reflect diluted EPS pursuant to Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share". A dividend of $.34 common share ($1.36 annual rate) was paid on January 2, 1998 to shareholders of record as of December 19, 1997.

     Solid annual performance improvements were seen in the fundamentals of commercial and municipal banking, trust services, consumer banking, electronically assisted banking and fee income. Capital and asset quality levels remained sound. The Company's Tier I leverage capital ratio was 7.2% at December 31, 1997 which significantly exceeds the regulatory requirement for well capitalized institutions.

     Highlights of ONBANCorp's 1997 performance compared to 1996 follow:

Commercial Banking - Commercial loans increased 28% or $189 million. At $857 million they represent 30% of the total loan portfolio. ONBANCorp continued its emergence as a market share leader for loans to small and mid-sized businesses in the Syracuse/Central New York region in the recent five years, and is experiencing significant business loan growth in both the Rochester and Wilkes-Barre/Scranton regions.

Trust Services - The market value of trust assets has increased to $1.1 billion, up 24% from the $876 million at December 31, 1997. Trust fee revenue increased by 14% to more than $3.6 million for 1997. Largest trust gains continue from trusteeships for employee benefit plans, administration of trusts under agreement, and estate and investment management.

Consumer Banking - Consumer loans and leases increased 27% to $924 million, and consumer banking fees increased by 16% for 1997. Key consumer banking fee revenue increases continue from electronic banking services including MasterMoney banking cards, the 24-hour ATM network, merchant credit card servicing and deposit agent fees.

Residential Lending - Mortgages held in portfolio increased $50 million at December 30, 1997 from December 30, 1996 and now total $1.1 billion. Softness in the local mortgage market has been partially offset through the purchase of approximately $206 million of adjustable rate mortgages. Another $1.03 billion off-balance sheet mortgage loans are processed and serviced for other investors. Residential loans represent 38% of the loan mix, and the New York bank maintained its first-place market share of residential mortgages originated in its core headquarters county.

Loan Quality - Very strong asset and loan quality prevails. Net charge-offs were 0.22% of average loans outstanding for 1997. The coverage ratio of allowance for loan losses to nonperforming loans was 130%. Nonperforming assets to total assets were 0.71%.

Net Interest Margin - Net interest margin was of 3.03% for both 1997 and 1996. The current flat yield curve coupled with very competitive loan pricing has tempered improvement in the margin.

Expense Efficiency - Controllable non-interest expenses, excluding the 1997 capital trust securities expense of $5.1 million and the 1996 one-time government mandated deposit insurance assessment of $7.3 million, increased $.9 million or less than 1% in 1997 compared 1996. Our efficiency ratio of 55.9% continues better than the current banking benchmark of 60%.

     As announced in October 1997, ONBANCorp, Inc. entered into a definitive agreement with First Empire State Corporation headquartered in Buffalo, New York for a merger between the two companies. The merger is subject to the approval of stockholders of both companies, as well as various regulatory agencies, and is expected to be completed in the first quarter of 1998.

     ONBANCorp Inc. is a $5.3 billion asset multi-bank holding company headquartered in Syracuse, New York and operates two wholly owned subsidiaries:
OnBank & Trust Co. in New York State and Franklin First Savings Bank in Wilkes-Barre, PA. Financial services are offered through 86 banking locations in Upstate New York and Northeastern Pennsylvania including 7 specialized lending offices, plus a network of 131 stand alone on-line cash machines at various convenience stores and thruway locations. Bank subsidiaries provide trust and investment services.

                                # # #
                         Financials Attached

PRESS RELEASE

                ONBANCORP, INC. FINANCIAL HIGHLIGHTS (UNAUDITED)

                                                                                 THREE MONTHS           YEAR ENDED
                                                                              ENDED DECEMBER 31,    ENDED DECEMBER 31,
                                                                             --------------------  --------------------
                                                                               1997       1996       1997       1996
                                                                             ---------  ---------  ---------  ---------
INCOME STATEMENT ($ in thousands, except per share data)
Interest income............................................................  $  98,424     95,736    385,690    374,845
Interest expense...........................................................     59,073     56,656    229,591    222,098
                                                                             ---------  ---------  ---------  ---------
  Net interest income......................................................     39,351     39,080    156,099    152,747
Provision for loan losses..................................................      1,782      1,963      7,168      7,813
                                                                             ---------  ---------  ---------  ---------
  Net interest income after provision for loan losses......................     37,569     37,117    148,931    144,934
                                                                             ---------  ---------  ---------  ---------
Banking fees...............................................................      5,512      5,080     21,191     18,807
Mortgage banking...........................................................        760      1,617      3,371      4,287
Net gains on securities transactions.......................................      3,753        285     10,360      6,018
Trust fees and other income................................................      1,560      1,399      5,712      7,150
                                                                             ---------  ---------  ---------  ---------
  Total other income and fees..............................................     11,585      8,381     40,634     36,262
                                                                             ---------  ---------  ---------  ---------
Salaries and employee benefits.............................................     10,122      9,819     41,027     41,507
Building, occupancy and equipment..........................................      4,651      4,544     18,440     18,268
Deposit insurance premiums.................................................        276          3      1,058      9,343(1)
Contracted data processing.................................................      2,873      2,772     11,285     10,828
Capital trust securities...................................................      1,400     --          5,084     --
Other......................................................................      8,194      8,441     32,451     30,668
                                                                             ---------  ---------  ---------  ---------
  Total other operating expense............................................     27,516     25,579    109,345    110,614
                                                                             ---------  ---------  ---------  ---------
    Income before income taxes.............................................     21,638     19,919     80,220     70,582
Income taxes...............................................................      7,529      7,472     29,042     27,618
                                                                             ---------  ---------  ---------  ---------
    Net income after certain one-time items................................  $  14,109     12,447     51,178     42,964
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
    Net income before certain one-time items...............................  $  14,109     12,447     51,178     48,087(2)
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Return on equity after certain one-time items..............................       16.9%      13.7%      15.3%      11.4%
Return on equity before certain one-time items.............................       16.9%      13.7%      15.3%      12.8%(2)
Return on assets after certain one-time items..............................       1.01%       .92%       .94%       .81%
Return on assets before certain one-time items.............................       1.01%       .92%       .94%       .90%(2)
Net interest margin........................................................       3.00%      3.09%      3.03%      3.03%
Net income per common share:
  Basic after certain one-time items.......................................  $    1.11        .94       3.93       3.02
  Basic before certain one-time items......................................       1.11        .94       3.93       3.42(2)
  Diluted after certain one-time items.....................................       1.10        .88       3.88       2.88
  Diluted before certain one-time items....................................       1.10        .88       3.88       3.22(2)
Cash dividends declared per common share...................................        .34        .34       1.36       1.24

------------------------

(1) Includes one-time deposit insurance assessment of $7.282 million before tax.

(2) Adjusted to exclude the after tax effect of $4.515 million for the deposit insurance assessment and the net incremental tax liability of $1.900 million associated with the government mandated bad debt recapture, partially offset by September 1996 gains on securities transactions of $1.292 million after tax. By eliminating the effects of these significant one-time items, the net income and associated rates of return as shown on an adjusted basis more reasonably represent the Company's earnings performance. The resultant net income before certain one-time items should allow more relevant and consistent historical comparisons.

                ONBANCORP, INC. FINANCIAL HIGHLIGHTS (UNAUDITED)

                                                                                                DECEMBER 31,
                                                                                            --------------------
                                                                                              1997       1996
                                                                                            ---------  ---------
BALANCE SHEET DATA ($ in thousands, except per share data)
Cash & due from banks.....................................................................  $ 128,647    169,740
Money-market assets.......................................................................     10,044     12,253
Securities:
  Trading.................................................................................      1,178      1,727
  Available for sale......................................................................    840,469    925,340
  Held to maturity........................................................................  1,176,164  1,683,908
                                                                                            ---------  ---------
    Total securities at carrying value....................................................  2,017,811  2,610,975
    Total securities at fair value........................................................  2,039,368  2,629,269
Loan portfolio:
  Residential mortgages...................................................................  1,104,580  1,054,241
  Commercial..............................................................................    856,796    667,395
  Consumer................................................................................    923,649    728,061
                                                                                            ---------  ---------
    Gross loan portfolio..................................................................  2,885,025  2,449,697
    Net deferred fees, discounts and premiums.............................................    (17,769)    (1,223)
    Allowance for loan losses.............................................................    (39,064)   (37,840)
                                                                                            ---------  ---------
      Net loan portfolio..................................................................  2,828,192  2,410,634
Loans available for sale..................................................................    130,412     38,759
Premises and equipment, net...............................................................     65,450     62,557
Other assets..............................................................................    139,014    112,959
                                                                                            ---------  ---------
        Total assets......................................................................  $5,319,570 5,417,877
                                                                                            ---------  ---------
                                                                                            ---------  ---------
Deposits..................................................................................  $4,023,106 3,821,906
Borrowings................................................................................    823,050  1,129,388
Due to brokers............................................................................     --         40,724
Other liabilities.........................................................................     78,217     65,808
Capital trust securities..................................................................     60,000     --
Shareholders' equity......................................................................    335,197    360,051
                                                                                            ---------  ---------
        Total liabilities and shareholders' equity........................................  $5,319,570 5,417,877
                                                                                            ---------  ---------
                                                                                            ---------  ---------
Common shares outstanding.................................................................  12,721,689 12,145,332
Preferred shares outstanding..............................................................     --      2,342,052
Average basic shares outstanding..........................................................  13,023,988 12,855,072
Average diluted shares outstanding........................................................  13,181,323 14,913,507
Book value per common share...............................................................  $   26.35      24.82

Tier I leverage capital ratio.............................................................        7.2%       6.8%

Nonperforming assets to total assets......................................................        .71%       .59%
Allowance for loan losses to nonperforming loans..........................................        130%       140%
Net charge-offs to average loans outstanding..............................................        .22%       .19%

                ONBANCORP, INC. FINANCIAL HIGHLIGHTS (UNAUDITED)

    This table sets forth for the three months and year ended December 31, 1997, the average daily balances of the Company's major asset and liability items and the interest earned or paid thereon expressed in dollars and weighted average rates:

                                                          THREE MONTHS ENDED DECEMBER 31, 1997    YEAR ENDED DECEMBER
                                                                                                        31, 1997
                                                          -------------------------------------  -------------------------------
                                                           AVERAGE                                AVERAGE
                    ($ IN THOUSANDS)                       BALANCE    INTEREST     YIELD\RATE     BALANCE   INTEREST   YIELD\RATE
--------------------------------------------------------  ---------  -----------  -------------  --------- ----------- ----------
Interest earning assets:(1)
  Loans.................................................  $2,926,344     60,678          8.23%   2,690,969     224,900    8.36%
  Mortgage-backed securities............................  1,872,040      31,459          6.67%   2,033,905     135,102    6.64%
  Other securities......................................    376,004       5,848          6.17%     400,275      24,260    6.06%
  Money market assets...................................     29,912         439          5.82%      24,534       1,428    5.82%
                                                          ---------  -----------          ---    ---------  -----------   ----
    Total interest earning assets.......................  5,204,300      98,424          7.50%   5,149,683     385,690    7.49%
  Non-interest earning assets...........................    323,033                                304,481
                                                          ---------  -----------          ---    ---------  -----------   ----
    Total assets........................................  $5,527,333                             5,454,164
                                                          ---------  -----------          ---    ---------  -----------   ----
                                                          ---------  -----------          ---    ---------  -----------   ----
Interest bearing liabilities:
  Savings deposits......................................    629,963       3,726          2.35%     659,759      16,153    2.45%
  Time deposits.........................................  2,562,833      37,053          5.74%   2,466,226     139,471    5.66%
  Money market accounts, NOW accounts, and escrow
    deposits............................................    586,281       4,262          2.88%     551,451      15,213    2.76%
                                                          ---------  -----------          ---    ---------  -----------   ----
    Total deposits......................................  3,779,077      45,041          4.73%   3,677,436     170,837    4.65%
  Repurchase agreements.................................    244,561       3,590          5.82%     301,698      17,988    5.96%
  Other borrowings......................................    667,990      10,442          6.20%     659,139      40,766    6.18%
                                                          ---------  -----------          ---    ---------  -----------   ----
    Total interest bearing liabilities..................  4,691,628      59,073          5.00%   4,638,273     229,591    4.95%
  Non-interest bearing deposits.........................    367,756                                353,989
  Non-interest bearing liabilities......................     75,793                                 72,155
                                                          ---------  -----------          ---    ---------  -----------   ----
    Total liabilities...................................  5,135,177                              5,064,417
  Capital trust securities..............................     60,000                                 54,411
  Shareholders' equity..................................    332,156                                335,336
                                                          ---------  -----------          ---    ---------  -----------   ----
    Total liabilities and shareholders' equity..........  5,527,333                              5,454,164
    Net interest income.................................  $              39,351                                156,099
                                                          ---------  -----------          ---    ---------  -----------   ----
                                                          ---------  -----------          ---    ---------  -----------   ----
    Interest rate spread................................                                 2.50%                            2.54%
    Net interest margin(2)..............................                                 3.00%                            3.03%
  Total interest earning assets to total interest
    bearing liabilities.................................                                 1.11X                            1.11X
  Average equity to average assets......................                                 6.01%                            6.15%

------------------------

(1) Nonaccruing loans, which are immaterial, have been included in interest earning assets.

(2) Computed by dividing net interest income by total interest earning assets.

                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Dated: February 5, 1998

                                       ONBANCORP, INC.


                                       By: /s/ Robert J. Berger
                                           -------------------------
                                       Name:  Robert J. Berger
                                       Title: Senior Vice President,
                                              Treasurer and Chief
                                              Financial Officer